EXHIBIT 10.2

                           [LETTERHEAD OF NEXITY BANK]
                                    FORM OF
                               ESCROW AGREEMENT

          Relating to Subscriptions for Shares of _________________

     This Escrow Agreement (the "Agreement") is made and entered into as of the ____ day of __________, 200___, by and among certain investors (collectively, the "Investors") who have executed a Subscription Agreement (the "Subscription Agreement") (and which Subscription Agreement expressly refers to and incorporates this Escrow Agreement); ________________________, a _____________
corporation (the "Company"); and Nexity Bank (the "Escrow Agent").

     WHEREAS, the Investors desire to contribute to the capital of _____________ by purchasing shares of _____________________ common stock, $_______ par value (the "Shares") pursuant to the terms and conditions set forth in _______________ Private Offering Memorandum dated _____________, 200____ (the "Memorandum"), and the Subscription Agreement, the form of which is attached hereto; and

     WHEREAS, in order to facilitate the purchase of the Shares and the organization of _________________, the Investors desire that the Escrow Agent receive, hold and distribute their payments for the Shares in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

   1. ESCROW DEPOSIT. Each Investor will deliver the funds in payment for the Shares purchased by such Investor, as set forth in the Subscription Agreement, to the Company for further delivery to the Escrow Agent.
       The Company will collect and deliver to the Escrow Agent appropriate W-9 Forms for each investor.

   2. INVESTMENT OF ESCROW DEPOSIT. All funds received by the Escrow Agent pursuant to this Agreement shall be invested, to the extent practicable, in deposit accounts or certificates of deposit which are insured by the Federal Deposit Insurance Corporation or another agency of the United States government,


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       short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "Sweep" or other automatic investment program invest the
       Escrowed Funds in blocks of $1,000 in federal funds.   Interest will
       begin accruing no later than the next business day after receipt.

   3. DISTRIBUTION OF FUNDS. The Escrow Agent shall distribute the funds held by it under this Agreement as follows:

       a. Upon receipt of (i) funds in the amount of at least $_______________ in payment for Shares, and (ii) a certificate executed by __________ attesting that __________________ has received subscriptions for such amount and directing the Escrow Agent to distribute all funds received by the Escrow Agent from the Investors under this Agreement to the Company, the Escrow Agent shall deliver the funds, by cashier's check or other form of payment mutually acceptable to the Company and the Escrow Agent, to the Company, together with the income earned thereon pursuant to subsection (c) of this Section 3. No distribution will be made until the last investor deposit has been made for at least two business days. The Company shall provide account information and other necessary directions for disbursements by the Escrow Agent to it under this Agreement. The Escrow Agent must be provided a copy of the subscription agreement at the signing of this Escrow Agreement.

       b. Upon i) receipt of direction from the Company, to return the funds to the Investors; or (ii) in the event the Escrow Agent shall have received less than $______________ or shall have received no direction or certificate from the Company pursuant to either subsection (a) or this subsection (b) of this Section 3 on or prior to __________, 200___(closing date of offering), the Escrow Agent shall distribute such funds to the Investors, together with the income earned thereon pursuant to subsection (c) of this Section 3. The Company may give notice to the Escrow Agent that the Company is canceling its offer of the Shares prior to _______________, 200___, and the Escrow Agent shall distribute the funds to the Investors in accordance with this Agreement.

       c. Any income earned on the investment of funds received under this Agreement will first be applied against the Escrow Agent's fee set


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            forth in Section 9 hereof and any expense of the Escrow Agent incurred pursuant to Section 5 hereof. To the extent that such income exceeds the Escrow Agent's fee and expenses, the Escrow Agent shall allocate (each Investor shall be allocated his pro rata share of such excess, calculated according to the amount of funds delivered to the Escrow Agent by such Investor and the number of days such Investor's funds have been available for investment by the Escrow Agent) and distribute such excess to the Investors, in the event that funds are returned to Investors pursuant to subsection
            (b) of this Section. Such excess shall be delivered to the Company, in the event that the funds received and held hereunder are delivered to the Company pursuant to subsection (a) of this Section.

   4. AUTHORIZATION FOR DISBURSEMENT. The Escrow Agent is hereby authorized and directed to issue its checks for each disbursement hereunder and the Escrow Agent shall be relieved of all liability with respect to making the disbursements in accordance with the provisions hereof.

   5. PROFESSIONAL SERVICES USED BY ESCROW AGENT. The Escrow Agent may engage the services of such attorneys, accountants, and other professionals, as the Escrow Agent may, in its sole discretion, deem advisable to carry out its duties under the Agreement. The Company agrees to reimburse the Escrow Agent for all costs, expenses and professional fees incurred hereunder which are not covered by income earned on escrowed funds pursuant to Section 3(c) hereof, including all legal fees and expenses incurred in the review of this Agreement.

   6. LIMIT ON ESCROW AGENT'S RESPONSIBILITY. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

   7. RELIANCE ON OPINION OF COUNSEL. The Escrow Agent hereunder shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as Escrow Agent hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel.


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   8.  RESIGNATION.  The Escrow Agent may resign at any time upon ten (10) days'
       written notice to the Company. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by the Company, and the delivery by the Escrow Agent to such successor of any funds held under this Agreement. The Escrow Agent, if it has not received such an instrument of acceptance prior to the expiration of ten (10) calendar days after the giving of notice of resignation, shall be discharged of its duties and obligations hereunder only upon the deposit of any funds being held by it under this Agreement into, and the acceptance thereof, by a court of competent jurisdiction, to which application shall be made for the appointment of a successor escrow agent so appointed shall succeed to all of the rights, duties and responsibilities of the Escrow Agent.

   9. ESCROW AGENT'S FEES. The Company agrees to pay Escrow Agent's usual and customary fees for performing its obligations under the Agreement that are not covered by income earned on escrowed funds pursuant to Section 3(c) hereof. An $18.00 per check fee will be charged if the escrow account has to be refunded due to failure to complete the subscription.

  10. NOTICE. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered, postage prepaid, addressed as follows by certified mail:

       To the Escrow Agent:      Attention:  Mrs. Pam Fretwell
                                 Nexity Bank
                                 3500 Blue Lake Drive
                                 Birmingham, Alabama 35243

       To the Investors:         to the persons named and at the
                                 addresses listed in the Subscription Agreements

       To Company                Company
                                 Company Address
                                 Company City, State  Zip

     Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates, and other communications shall be sent.


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  12.  BINDING EFFECT.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors, administrators and assigns.

  13. SEVERABILITY. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

  14. EXECUTION OF COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

  15. APPLICABLE LAW. This Agreement shall be construed and governed exclusively by the laws of the State of Alabama, without regard to its principles of conflicts of law.

  16. HEADINGS. The headings used in this Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning, or be taken as an interpretation of any provisions of this Agreement.


                                ESCROW AGENT:   NEXITY BANK
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                                By:
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                                Its:
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                                Date:
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                                COMPANY:
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                                By:
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                                Its:
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                                Date:
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